                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 29, 2000, with respect to the financial statements of the Spokane District (wholly owned by Sprint Spectrum L.P. through April 15, 2000), included in the Registration Statement (Form S-1) of UbiquiTel Inc. related to the registration of common stock and warrants to purchase common stock.

                                                Ernst & Young LLP

Kansas City, Missouri
June 22, 2000